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                                                                   Exhibit 3.1


                       RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                             ACCPAC INTERNATIONAL, INC.

                                     * * * * *

     I. ACCPAC INTERNATIONAL, INC. a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of the State of Delaware on October 8, 1997 under the name ACCPAC International, Inc., HEREBY CERTIFIES that this Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation that was originally filed with the Secretary of State of the State of Delaware on October 8, 1997, was duly adopted by its Board of Directors and its stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

     II. The entire text of ACCPAC INTERNATIONAL, INC.'s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

     1. NAME OF CORPORATION. The name of the corporation is ACCPAC INTERNATIONAL, INC. (the "Corporation").

     2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

     3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law as the same exists or may hereafter be amended.

     4. CAPITAL STOCK. (a) The total number of shares of stock that the Corporation shall have authority to issue is 26,000,000 consisting of (i) 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and (ii) 1,000,000 shares shall be shares of preferred Stock, par value $.01 per share (the "Preferred Stock").

     (b) Shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth in this Restated Certificate of Incorporation and any limitations prescribed by the law of the State of Delaware, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series, the number of shares included in such series and the designation, relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but (except as provided in the proviso to clause (v) of this subsection (b) not in limitation of the powers conferred on the Board of Directors thereby


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and by the law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

          (i) the distinctive designation of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

          (ii) the rate and time at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative, or non-cumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

          (iii) the right, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

          (iv) the rights and preferences, if any, of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution, or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

          (v) the voting powers, if any, of the holders of shares of such series which may, without limiting the generality of the foregoing, include
     (A) the general right to one vote (or more or less than one vote) per share on every matter (including, without limitation, the election of directors) voted on by the stockholders without regard to class and (B) the limited right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock; provided, however, that notwithstanding the provisions of the preceding subclause (B) or any other provisions of this paragraph (a) to the contrary, the holders of Preferred Stock, considered in the aggregate (whether voting by individual series or together with other series of Preferred Stock or together with all series of Preferred Stock as a class), shall not have the right to a separate class vote for the election of one or more directors of the Corporation except in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock and, in such event, shall not have the right to a separate class vote for more than a total of two directors;

               (vi) the times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount which the holders of shares of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

               (vii) the limitations, if any, applicable while shares of such series are outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of Common Stock or any other class of shares ranking junior, either as to dividends or upon liquidation, to the shares of such series;

               (viii) the conditions or restrictions, if any, upon the issuance of any additional shares (including additional shares of such series or any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

               (ix) any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series;

     in each case, so far as not inconsistent with the provisions of this Restated Certificate of Incorporation or the Delaware General Corporation Law. Unless otherwise provided by the Board of Directors, all shares of Preferred Stock shall be identical and of equal rank and, unless otherwise provided by the Board of Directors, all shares of each series of Preferred Stock shall be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon shall be cumulative.

     5. COMPUTATION; USE OF TERMS. (a) In determining the number or the record holders of outstanding shares of any class of stock of the Corporation for the purpose of computing or determining the method of computing the vote or determining the right to vote at any meeting of stockholders or of a class of stockholders, the original stock ledger of the Corporation as at the close of business on the record date fixed for such meeting or, if the stock transfer books of the Corporation shall have been closed for a period immediately preceding the date of such meeting, then as at the close of business on the date as of which such stock transfer books were so closed, shall be conclusive for all purposes, and in determining the number or the record holders of outstanding shares of any class of stock of the Corporation for any other purpose, the original stock ledger of the Corporation as at the close of business on the date as of which the determination is being made, shall be conclusive for all purposes; all notwithstanding any other provision of this Restated Certificate of Incorporation.

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     (b)  Wherever a term shall be used in the singular in this Restated
Certificate of Incorporation, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.

     6. POWERS OF THE BOARD OF DIRECTORS. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation. The Corporation may in its By-Laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

     7. BOARD OF DIRECTORS - NUMBER AND VACANCIES. (a) Subject to any rights of holders of any outstanding preferred stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be not more than nine (9) nor less than three (3), with the exact number to be fixed from time to time as provided in the By-laws of the Corporation.

     (b) Subject to any rights of holders of Preferred Stock, and unless the Corporation's Board of Directors otherwise determines, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, though less than a quorum, or by a sole remaining director. Except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Corporation.

     (c) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 7.

     8. CONDUCT OF CERTAIN AFFAIRS OF THE CORPORATION. (a) In recognition that the Corporation has ceased to be a wholly-owned subsidiary of Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), but that Computer Associates will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and Computer Associates may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with Computer Associates (including possible service of officers and directors of Computer Associates as officers and directors of the Corporation), the provisions of this Article 8 are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Computer Associates and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

     (b) Computer Associates shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither Computer Associates nor any officer or director thereof (except as provided in paragraph (c) below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities

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of Computer Associates.  In the event that Computer Associates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Computer Associates and the Corporation, Computer Associates shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that Computer Associates pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

     (c) In the event that a director or officer of the Corporation who is also a director or officer of Computer Associates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and Computer Associates, such director or officer of the Corporation shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:

          (i) A corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of Computer Associates, shall belong to the Corporation;

          (ii) A corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of Computer Associates shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to Computer Associates; and

          (iii) A corporate opportunity offered to any person who is an officer of both the Corporation and Computer Associates shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer of the Corporation, and otherwise shall belong to Computer Associates.

     (d) Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 8.

     (e)  For purposes of this Article 8 only:

          (1) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; and

          (2) (A) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests and (B) the term "Computer Associates" shall mean Computer Associates and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph (e)(2)) in which Computer Associates beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

     (f) Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, (i) the foregoing provisions of this Article 8 shall expire on the date that Computer Associates ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Computer Associates; and (ii) in addition to any vote of the stockholders required by this Restated Certificate of Incorporation, until the time that Computer Associates ceases to own beneficially Common Stock representing at least 20% of the total voting power of all classes of outstanding Common Stock of the Corporation, the affirmative vote of the holders of more than 80% of the total voting power of all classes of outstanding Common Stock of the Corporation shall be required to alter, amend or repeal any provision of this Article 8 in a manner adverse to the interests of Computer Associates, or to adopt any provision adverse to the interests of Computer Associates and inconsistent with any provision of this
Article 8. Neither the alteration, amendment or repeal of this Article 8 nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article 8 shall eliminate or reduce the effect of this
Article 8 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 8, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

     9. MEETINGS. (a) If the By-Laws so provide, the stockholders and the directors may hold their meetings, and the Corporation may have one or more offices, either inside or outside of the State of Delaware. The books and records of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept either inside or outside of the State of Delaware at such places as from time to time may be determined by the Board of Directors.

     (b) Any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware (either by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided that on and after the date on which Computer Associates ceases to beneficially own 50% or more of the total voting power of all classes of outstanding Common Stock, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may

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be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting.

     So long as stockholders are entitled to consent to corporate action in writing without a meeting in accordance with this paragraph (b), every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this paragraph (b).

     (c) Unless otherwise prescribed by law or this Restated Certificate of Incorporation, special meetings of stockholders may be held at any time on call of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or, at the request in writing of a majority of the Board of Directors, any officer.

     (d) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article 9.

     10. LIMITATION ON LIABILITY OF DIRECTORS. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii)  under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     (b) If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 10 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     (c) Any repeal or modification of this Article 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     11. INDEMNIFICATION AND INSURANCE. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding,

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whether civil, criminal, administrative, investigative or otherwise
(hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorney's fees, amounts paid or to be paid in settlement and excise taxes or penalties imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to paragraph (b) of this Article 11) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph (a) of
Article 11 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph (a) of Article 11 or otherwise.

     (b) If a claim which the Corporation is obligated to pay under paragraph (a) of this Article 11 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including

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its Board of Directors, independent legal counsel or its
stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) The provisions of this Article 11 shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Article 11 should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article 11 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterred directors or otherwise.

     (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Article 11 with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     12. BY-LAWS AMENDMENTS. The By-Laws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting of the Board of Directors or stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II of the By-Laws), as the case may be. All such amendments must be approved by the affirmative vote of the holders of at least 75% of the total voting power of all classes of outstanding capital stock, voting together as a single class (if effected by action of the stockholders), or by the affirmative vote of directors constituting not less than a majority of the entire Board of Directors (if effected by action of the Board of Directors).

     13. AMENDMENTS. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware, and all rights of the stockholders herein are granted subject to this reservation.


                                         -9-
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     IN WITNESS WHEREOF, ACCPAC INTERNATIONAL, INC. has caused this Restated
Certificate of Incorporation to be signed on this 14th day of August, 1998 in its name.


                                   ACCPAC INTERNATIONAL, INC.


                                   By: /s/ Frederick S. Wysocki
                                      --------------------------------
                                      Name: Frederick S. Wysocki
                                      Title: President and Chief Executive
                                             Officer